UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         September 19, 2006

COMMUNITY PARTNERS BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	000-51889	20-3700861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1250 Highway 35 South, Middletown, New Jersey	07748
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:        (732) 706-9009

Not Applicable
(Former Name of Former Address, if Changed Since Last Report)

              Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 20, 2006, the Amended and Restated Severance Agreement between The Town Bank ("Town Bank") and Edwin Wojtaszek, Executive Vice President and Senior Loan Officer of Town Bank, and the Amended and Restated Severance Agreement between Town Bank and Robert W. Dowens, Sr., President, Chief Executive Officer, and a director of Town Bank, each entered into on June 21, 2006, were amended solely to extend the term of each agreement to December 31, 2006. All other terms of these agreements remain in full force and effect.

Copies of the amendments to the Amended and Restated Severance Agreements are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of a Director

On September 19, 2006, Robert B. Cagnassola, a director of Community Partners Bancorp (the "Company") since April 1, 2006, tendered his resignation as a director of the Company and its wholly-owned subsidiary, Town Bank, effective September 20, 2006. Mr. Cagnassola has informed the Company that he is resigning to devote more time to his personal and professional commitments.

Appointment of a Director

On September 19, 2006, the Company's Board of Directors, upon the recommendation of the Company's Nominating and Corporate Governance Committee, elected Robert E. Gregory as a director to fill the vacancy created by Mr. Cagnassola's resignation, such election to be effective September 20, 2006. Mr. Gregory, who currently serves as a director of Town Bank, will also serve as a member of the Company's Audit Committee and the Company's Loan Policy Committee.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.		Description

10.1	*	Amendment No. 1 to Amended and Restated Severance Agreement between The Town Bank and Edwin Wojtaszek, dated as of September 20, 2006

10.2	*	Amendment No. 1 to Amended and Restated Severance Agreement between The Town Bank and Robert W. Dowens, Sr., dated as of September 20, 2006

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Date: September 25, 2006	By:	/s/ BARRY B. DAVALL
	Name:	Barry B. Davall
	Title:	President and Chief Executive Officer